UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

ORE PHARMACEUTICAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23317	27-1088078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, Suite 300
Cambridge, Massachusetts 02142
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 649-2001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Background

In October 2009, the Company completed a previously announced reorganization intended primarily to protect the value of the Company’s net operating loss tax carryforwards and to facilitate the Company’s intent to transition into a pharmaceutical asset management company.  The Company intended to pursue a strategy of acquiring interests in pharmaceutical assets whose value could be significantly enhanced through targeted development, with the goal of then monetizing these assets through sale or out-licensing transactions.  The Company anticipated that it would fund these programs through designing, raising and investing alternative financing vehicles.

The Company pursued this strategy through the remainder of 2009.  However, as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2010 and in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 15, 2010, the Company received notice, and was later sued, by the landlords of two properties located in Gaithersburg, Maryland in relation to two guaranties of leases provided by the Company in connection with the assignment of those leases as part of a sale of a division by the Company in 2006.  The Company has determined that it will be unable to execute upon its strategy for the foreseeable future due to the potential financial impacts of those lawsuits on the Company as well as the reluctance of potential investors to participate in alternative financing vehicles managed by a public entity.  As a result, the management proposed, and the Board of Directors of the Company has directed, that the Company take actions to further reduce costs and recognize the value of certain of the Company’s assets while the Company continues the litigation related to the leases.

Management Services Agreement

In conjunction with this decision by the Board, the Company has entered into a Management Services Agreement, dated as of April 14, 2010, by and between the Company and p-Value Capital Management, LLC, a private pharmaceutical asset management firm (“p-Value”) (the “Agreement”).  The Board anticipates that the Agreement will further reduce costs to the Company while still permitting the operations of the Company to continue and the potential value of the assets of the Company to be recognized over time.

Under the Agreement, the Company has engaged p-Value to manage the operations of the Company on behalf, and under the direction, of the Board of Directors.  The four members of p-Value consist of Mark J. Gabrielson, Stephen Donahue, Benjamin L. Palleiko and Geoffrey Wilson.  Messrs. Gabrielson and Palleiko and Dr. Donahue are all currently executive officers of the Company, and Mr. Wilson is an employee.  The Agreement calls for p-Value to provide specified services to the Company in exchange for a quarterly fee and certain incentive payments.  The services to be provided include, among other things, management of the Company’s operations, and overseeing and managing the Company’s intellectual property assets, ongoing litigation, and potential disposition and commercialization of assets and related activities. The initial term of the agreement will be for one year from the effective date of the Agreement, which is April 26, 2010, and the quarterly fee to p-Value will be $275,000.  The incentive payments will relate to the achievement of specified objectives as determined by the Board of Directors, and will be based, in certain instances, on the amount of the proceeds received by the Company in connection with certain transactions.  The Company will also reimburse p-Value for expenses incurred in the execution of its duties and for certain benefits provided to Messrs. Gabrielson and Wilson in 2010, and will permit p-Value to continue to operate within the Company’s leased office space in Cambridge, Massachusetts.  The Company has the right to terminate the agreement upon 180 days notice generally, and immediately upon certain events, including a sale of the Company, a determination by the Board that termination is necessary in order to comply with applicable law, bankruptcy or receivership proceedings involving the Company, or a material, unremedied breach of the Agreement by p-Value.  p-Value also has the right to terminate the Agreement with 180 days notice.  Each of the Company and p-Value have agreed to indemnify one another, subject to certain limitations, under the Agreement.

In addition, p-Value will make available to the Company individuals who will be designated by the Company to fill executive officer and other roles at the Company.  Under the Agreement, Mr. Gabrielson will be appointed as Chief Executive Officer and President of the Company; Mr. Palleiko will be appointed Senior Vice President, Chief

Financial Officer, Treasurer and Secretary of the Company; and Dr. Donahue will be appointed Senior Vice President, Clinical Development of the Company.  In addition, the Agreement provides that Mr. Wilson will be appointed to the role of Director, Strategy of the Company.  Although these individuals will be appointed to fill the designated roles, they have resigned as employees of the Company and their relationship and responsibilities to the Company will be as defined in the Agreement.

In conjunction with the Agreement, the four named individuals have submitted their resignations to the Company as employees of the Company, effective on April 26, 2010, and the Board has accepted their resignations.  As described above, the Board has appointed those individuals to the positions described above, effective April 26, 2010, in conjunction with the Agreement.

A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2010.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a), (d), (f): Not applicable.

(b), (c), (e):

In conjunction with the Agreement described above, on April 14, 2010 the following executive officers of the Company resigned, effective April 26, 2010.  The Board then appointed those individuals to the listed positions as provided for in the Agreement, effective April 26, 2010, following their submission as proposed appointees to such positions by p-Value:

-	Mark J. Gabrielson resigned as Chief Executive Officer and President. Mr. Gabrielson is the Managing Member of p-Value and was proposed to the Board to fill the role of Chief Executive Officer and President of the Company. The Board appointed him to those positions pursuant to the Agreement. Mr. Gabrielson is not an employee of the Company, but is seconded to the Company under the Agreement. Mr. Gabrielson remains a Director of the Company.
-	Benjamin L. Palleiko resigned as Senior Vice President and Chief Financial Officer, Secretary and Treasurer. Mr. Palleiko is a Member of p-Value and was proposed to the Board to fill the role of Senior Vice President and Chief Financial Officer, Secretary and Treasurer of the Company. The Board appointed him to those positions pursuant to the Agreement. Mr. Palleiko is not an employee of the Company, but is seconded to the Company under the Agreement.
-	Stephen Donahue, M.D., resigned as Senior Vice President, Clinical Development. Dr. Donahue is a Member of p-Value and was proposed to the Board to fill the role of Senior Vice President, Clinical Development of the Company. The Board appointed him to those positions pursuant to the Agreement. Dr. Donahue is not an employee of the Company, but is seconded to the Company under the Agreement.

None of Mr. Gabrielson, Mr. Palleiko or Dr. Donahue will receive any compensation directly from the Company for their services in the positions noted above pursuant to the Agreement.  Rather, they will be compensated directly by p-Value.  Information regarding such compensation is set forth in Item 1.01 above and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICAL HOLDINGS INC.

Dated: April 16, 2010	/s/ BENJAMIN L. PALLEIKO
Benjamin L. Palleiko
Chief Financial Officer